SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

MITCHAM INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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MITCHAM INDUSTRIES, INC.
8141 SH 75 South
P.O. Box 1175
Huntsville, Texas 77342-1175

SUPPLEMENT TO PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To be Held July 20, 2005

     This supplement to the proxy statement of Mitcham Industries is being sent to you to provide the correct number of shares outstanding on the record date. The proxy statement that was mailed to stockholders on or about June 9, 2005 (the “Original Proxy Statement”) incorrectly stated on page 2 that there were 9,954,232 issued and outstanding shares of Common Stock on May 23, 2005. The correct number of shares of Common Stock that were issued and outstanding on May 23, 2005 is 9,039,232, each of which is entitled to one vote on each item of business to be conducted at the Annual Meeting.

     The following tables have been amended solely to correct the percentages reflected by the beneficial ownership of the shares of Common Stock as of May 23, 2005, with respect to each person listed therein.

     Principal Holders of Securities. The following table sets forth the beneficial ownership of the outstanding shares of Common Stock as of May 23, 2005, with respect to each person, other than our directors and named executive officers, we know to be the beneficial owner of 5% or more of the outstanding shares of Common Stock. All persons listed have sole disposition and voting power with respect to the indicated shares except as otherwise indicated in the footnotes below the table.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class
First Wilshire Securities Management, Inc. 600 South Lake Street, Suite 100 Pasadena, California 91106	1,186,902(1)	13.1%

Dimensional Fund Advisors, Inc 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	583,495(2)	6.5%

(1)	In a Schedule 13G filed with the United States Securities and Exchange Commission (the “SEC”) on April 11, 2005, First Wilshire Securities Management, Inc. (“First Wilshire”) reported sole voting power with respect to 132,039 of the shares, sole dispositive power with respect to 1,054,863 of the shares and no shares subject to shared voting power or shared dispositive power.

(2)	According to an amendment to Schedule 13G filed with the SEC on February 9, 2005, Dimensional Fund Advisors Inc. (“Dimensional”), an investment adviser, may be deemed to have beneficial ownership of the shares owned by its advisory clients. Of such shares, Dimensional reported sole voting and sole dispositive power with respect to 583,495 of the shares reflected in the table and no shares subject to shared voting or shared dispositive power. Dimensional disclaims beneficial ownership of such shares and reported that none of its clients was known by it to own more than five percent of the common stock.

     Security Ownership of Management. The following table sets forth the beneficial ownership of Common Stock as of May 23, 2005, by (i) each executive officer whose total annual salary and bonus exceeded $100,000 in the fiscal year ended January 31, 2005 (collectively, the “Named Executives”); (ii) each director and nominee; and (iii) all directors and executive officers as a group. All persons listed have sole disposition and voting power with respect to the indicated shares except as otherwise indicated in the footnotes below the table.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Class
Billy F. Mitcham, Jr	773,760(1)	8.3%
Peter H. Blum	417,626(2)	4.6%
John F. Schwalbe	98,000(3)	1.1%
R. Dean Lewis	96,000(4)	1.1%
Christopher C. Siffert	85,832(5)	*
Paul Guy Rogers	39,166(6)	*
Robert P. Capps	14,000(7)	*
Guy Malden	0	*
All directors and executive officers as a group (8 persons)	1,524,384(8)	15.6%

*	Less than 1%

(1)	Includes 18,000 restricted shares, which vest ratably over three years, an aggregate of 139,594 shares owned by Billy F. Mitcham, Sr. (82,000 shares) and Mr. Mitcham Jr.’s children (57,594 shares), as to which Mr. Mitcham, Jr. has sole voting rights under a Voting Agreement. Also includes shares underlying currently exercisable options and options that will become exercisable within 60 days of May 23, 2005 (collectively, the “Exercisable Options”), to purchase an aggregate of 321,166 shares of Common Stock.

(2)	Includes 8,000 restricted shares that vest one year from the grant date, shares underlying Exercisable Options to purchase an aggregate of 80,000 shares of Common Stock, 22,624 shares underlying currently exercisable warrants, 6,000 shares owned by Mr. Blum’s spouse’s IRA and 3,500 shares owned by Mr. Blum’s minor son.

(3)	Includes 4,000 restricted shares that vest one year from the grant date and shares underlying Exercisable Options to purchase an aggregate of 92,000 shares of Common Stock.

(4)	Includes 4,000 restricted shares that vest one year from the grant date and shares underlying Exercisable Options to purchase an aggregate of 92,000 shares of Common Stock.

(5)	Includes 7,500 restricted shares that vest ratably over three years and shares underlying Exercisable Options to purchase an aggregate of 78,333 shares of Common Stock. Mr. Siffert resigned as Vice President and Corporate Controller on May 23, 2005.

(6)	Includes 7,500 restricted shares that vest ratably over three years and shares underlying Exercisable Options to purchase an aggregate of 31,666 shares of Common Stock.

(7)	Includes 4,000 restricted shares that vest one year from the grant date.

(8)	Includes shares underlying Exercisable Options and warrants to purchase an aggregate of 717,789 shares of Common Stock, as follows: 321,166 shares referred to in footnote (1) above, and an aggregate of 396,623 shares attributable to Christopher C. Siffert (78,333 shares), Paul Guy Rogers (31,666 shares), R. Dean Lewis (92,000 shares), John F. Schwalbe (92,000 shares) and Peter H. Blum (80,000 shares — options; and 22,624 shares — warrants).

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